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                                                                     EXHIBIT 3.1

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                OF COMARCO, INC.



ROBERT E. WATTENBERG and DON M. BAILEY certify that:

        1. They are the vice president and the secretary, respectively, of COMARCO INC., a California corporation (the "Corporation").

        2. The articles of incorporation of the Corporation as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed, are restated to read as follows:

                                       I.

        The name of this Corporation is COMARCO, INC.


                                       II.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III.

        1. The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 33,705,000. Upon amendment of this Article to read as herein set forth, each outstanding share is converted into or reconstituted as one Common share.

        2. The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the



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number of shares constituting any series, may increase or
decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


                                       IV.

        The Corporation elects to be governed by the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this Corporation under Chapter 23 of said General Corporation Law.


                                       V.

        The By-laws of the Corporation may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but in the case of Article III, Sections 12 and 13 and Article IV, Section 8, only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class.


                                       VI.

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or special meeting of stockholders of the Corporation


                                      VII.

        1. Subject to the provisions of Section 2 of this Article VII, in addition to any vote required by law, a Business Combination (as herein defined) shall be approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class.

        The affirmative vote referred to in this Section 1 shall be required notwithstanding the fact that, no vote may be required, or that a lesser percentage or proportion may be specified by law, or in any agreement between the Corporation and any national securities exchange or any other person, or otherwise.

        2. Notwithstanding the provisions of Section 1 of this Article VII, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:



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                (a) both of the following conditions specified in clauses (i)
and (ii) of this paragraph (a) have been satisfied:

                        (i) there are one or more Continuing Directors and such Business Combination shall have been approved by a majority of the members of the Board of Directors of the Corporation (without counting any director who is not a Continuing Director); and

                        (ii) such Business Combination shall have been approved by the affirmative vote of the Corporation's stockholders required by law, if any such vote is so required; or

                (b) all of the following conditions specified in clauses (i) though (vii) of this paragraph (b) have been satisfied:

                        (i) such Business Combination shall have been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class;

                        (ii) the aggregate amount of (A) the cash and (B) the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash received or to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                (I) (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock (x) within the two-year period immediately prior to and including the date of the final public announcement of the terms of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                                (II) the Fair Market Value per share of Common
Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher;

                        (iii) the aggregate amount of (A) the cash and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class of outstanding Voting Stock other than Common Stock in such Business Combination, shall be at least equal to the highest of the following (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder [or such Affiliate or Associate] has previously acquired any shares of a particular class of Voting Stock):



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                                (I) (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Interested Stockholder for any shares of such class of Voting Stock (x) within the two year period immediately prior to the Announcement Date, or (y) in the transaction in which it became and Interested Stockholder, whichever is higher;

                                (II) (if applicable) the highest preferential
amount per share of which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                (III) the Fair Market Value per share of such
class of Voting Stock (x) on the Announcement Date, or (y) on the Determination Date, whichever is higher;

                        (iv) the consideration to be received by the holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid (or agreed to pay) for shares of such class of Voting Stock; if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder, and the price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

                        (v) after such Interested Stockholder has become an Interested Stockholder, and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except (A) as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder, or (B) upon conversion of convertible securities acquired by it prior to such Interested Stockholder becoming an Interested Stockholder, or as a result of a stock split or a pro rata stock dividend;

                        (vi) after such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                        (vii) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act , rules and/or regulations) shall be mailed to stockholders of the Corporation at least twenty days prior to the consummation of such Business Combination (whether or not such proxy or



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information statement is required to be mailed pursuant to such Act, rules and/or regulations or such subsequent provisions).


                                      VIII.

        No purchase or other acquisition, directly or indirectly, in one or more transactions, of any Voting Stock or any Voting Stock Right known by the Corporation to be beneficially owned by any Prohibited Stockholder who has beneficially owned the same for less than two years prior to the date of such proposed purchase shall be made by the-Corporation or any Subsidiary unless, except as hereinafter expressly provided, such purchase or acquisition is approved by the affirmative vote of not less than sixty-six and two-thirds percent of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class.

        Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Corporation or any Subsidiary of Voting Stock or Voting Stock Rights (a) at or below Fair Market Value; (b) made as a part of a tender or exchange offer made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; or (c) in a Public Transaction.


                                       IX.

        1. For the purposes for these Articles of Incorporation, the following definitions shall apply:

                (a) "Affiliate" and "Associate" have the respective meanings given to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                (b) A person is the "beneficial owner" of any shares of capital stock:

                        (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                        (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange right, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or



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                        (iii) which are beneficially owned, directly or
indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

                (c) "Business Combination" means any one or more of the following transactions referred to in clauses (i) through (v) of this paragraph
(c):

                        (i) any merger or consolidation of the Corporation or any Subsidiary (as defined in paragraph (k) of this Section 1) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before such merger or consolidation is, or after such merger or consolidation is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder.

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation and/or any Subsidiary, where such assets have an aggregate Fair Market Value of $5,000,000 or more;

                        (iii) the issuance or transfer by the Corporation and/or any Subsidiary (in one transaction or a series of related transactions) of any equity securities of the Corporation and/or any Subsidiary to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of $2,000,000 or more;

                        (iv) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporations, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder, which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate and/or Associate of any Interested Stockholder; or

                        (v) any agreement, contract or other arrangement providing for any of the transactions described in clauses (i) through (iv) of this paragraph (c).

                (d) "Consideration other than cash received or to be received" as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of Article VII shall include, in the event of any Business Combination in which the Corporation survives, the shares of Common Stock and/or shares of any other class of Voting Stock retained by the holder of such shares.

                (e) "Continuing Director" means (i) any member of the Board of Directors of the Corporation who (A) is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and (B) was a member of the Board of Directors prior to the time that an



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Interested Stockholder became an Interested Stockholder, and (ii) any person who is elected or nominated to succeed a Continuing Director, or to join the Board of Directors, by a majority of the Continuing Directors.

                (f) "Fair Market Value" means (i) in the case of stock (A) the highest closing sale price during the 90-day period including and immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or (B) if such stock is not quoted on the Composite Tape, the highest closing sale price during such 90-day period on the New York Stock Exchange, or (C) if such stock is not listed on such Exchange, the highest closing sale price during such 90-day period on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or (D) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use during such 90-day period, or (E) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Board of Directors; and (ii) in case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the majority vote of the Board of Directors of the Corporation (without counting the vote of any directory who is not a Continuing Director), or if there are no Continuing Directors, then by a majority of the Board.

                (g) "Interested Stockholder" means any person who or which, together with its Affiliates and Associates, as of the record date for the determination of stockholders entitled to notice of, and to vote on, any Business Combination, the removal of a director or the adoption of any proposed amendment, alteration, rescission or repeal of any provision of these Articles of Incorporation or any Bylaw, or immediately prior to the Consummation Date:

                        (i) is the beneficial owner (as defined in paragraph (b) of this Section 1), directly or indirectly, of ten percent or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power ("Subsidiary Stock"); or

                        (ii) is an assignee of or has otherwise succeeded to any share of Voting Stock or Subsidiary Stock which was, at any time within the two-year period prior thereto, beneficially owned by any person who at such time was an Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and/or regulations); provided, however, that the term "Interested Stockholder" shall not include (A) the Corporation or any Subsidiary or (B) any profit sharing, employee stock ownership or other employee benefit plan or trust of or of the Corporations or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.



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                (h) "Person" means an individual, firm, partnership, trust, corporation or other entity (including a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended).

                (i) "Prohibited Stockholder"'means any person (other than (A) the Corporation or any Subsidiary of (B) any profit sharing, employee stock ownership or other employee benefit plan or trust of or for the benefit of the Corporation or any Subsidiary, or any trustee or fiduciary with respect to, any such plan when acting in such capacity) who or which:

                        (i) is the beneficial owner, directly or indirectly, of more than five percent of any class of Voting Stock (or Voting Stock Rights with respect to more than five percent of any such class); or

                        (ii) at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent of any class of Voting Stock (or Voting Stock Rights with respect to more than five percent of any such class); or

                        (iii) is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than five percent of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Prohibited Stockholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

                (j) "Public Transaction" means any (i) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

                (k) "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-l of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) is owned, directly or indirectly, by the corporation.

                (l) "Voting Stock" means the capital stock of the Corporation having general voting power. For the purpose of determining whether a person is a Interested Stockholder pursuant to paragraph (g) of this Section 1, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (b) of this Section 1, but shall not include any other shares of Voting Stock of Subsidiary Stock, as the case may be, which may be issuable to any other person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights warrants or options, or otherwise.



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                (m) "Voting Stock Right" means any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any employee benefit plans of the Corporation or any Subsidiary.

        2. The Board of Directors of the Corporation, acting by vote of a majority of the members thereof (without counting the vote of any director who is not a Continuing Director), shall have the power and duty to determine, for purposes of Article VII and VIII of these Articles of Incorporation, on the basis of information known to them: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock or Subsidiary Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether a person has an agreement, arrangement or understanding with another person as to the matters referred to in clause
(ii) or (iii) of paragraph (b), or an agreement, contract or other arrangement referred to in clause (v) of paragraph (c), of Section 1 of this Article IX; (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of $5,000,000 or more; or (f) whether equity securities issued or transfer by the Corporation and/or any Subsidiary to an Interested Stockholder or its Affiliate or Associate have an aggregate Fair Market Value of $2,000,000 or more. In furtherance and not in limitation of the aforesaid powers and duties, the Board of Directors of the Corporations, acting by vote of a majority of the members thereof (without counting the vote of any director who is not a Continuing Director), shall have the power and duty to interpret all of the terms and provisions of this Article IX.

        3. Nothing contained in Articles VII and VIII of these Articles of Incorporation shall be construed to relieve any Interested Stockholder or Prohibited Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

        4. The fact that any action or transaction complies with the provisions of Article VII and VIII of these Articles of Incorporation shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholder of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transaction.


                                       X.

        The provisions set forth in this Article X and in Articles V, VI, VII, VIII and IX hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision may be adopted which impairs in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of all outstanding shares of action is approved by the Board of Directors of the Corporation (without counting any director who is not a Continuing Director), the affirmative



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vote of a majority of the voting power of all outstanding shares of Voting
Stock, regardless of class and voting together as a single class, shall be required for approval of such action.


                                       XI.

        The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                      XII.

        The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through by-law provisions or through agreement with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

        3. The foregoing amendments and restatement of articles of incorporation have been duly approved by the board of directors.

        4. The article amendments, included in the restated articles of incorporation, have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,396,079. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendments was more than 50%.



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        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Date: September 7, 1988

                                            /s/  Robert E. Wattenberg
                                            ------------------------------------
                                            ROBERT E. WATTENBERG, Vice President


                                            /s/  Don M. Bailey
                                            ------------------------------------
                                            DON M. BAILEY, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  COMARCO, INC.


                Thomas A. Franza and Evelyn Evans certify that:

1. They are the President and Secretary, respectively, of Comarco, Inc., a California corporation.

2. Paragraph 1 of Article III of the Restated Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                "The Corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 50,625,000. Effective upon the filing of this Certificate of Amendment, every one (1) outstanding share of Common Stock is split into one and one-half (1.5) shares of Common Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock (post-split) as determined by the Board of Directors of the Corporation."

3. The foregoing amendment of the Restated Articles of Incorporation was approved by unanimous vote of the Board of Directors pursuant to Section 902(c) of the California Corporations Code, and was entitled to be approved by the Board of Directors alone pursuant to Section 902(c) because the foregoing amendment effects only a stock split and a proportionate increase in the number of authorized shares of Common Stock. The Corporation is authorized to issue two (2) classes of shares, Preferred Stock and Common Stock, and only one (1) class of shares, Common Stock, is outstanding.

4.                        This Amendment shall become effective on October 27,
2000.

        Each of the undersigned further declares under the penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:  September 29, 2000

                                                   /s/   Thomas A. Franza
                                                   -----------------------------
                                                   Thomas A. Franza
                                                   President

                                                   /s/  Evelyn Evans
                                                   -----------------------------
                                                   Evelyn Evans
                                                   Secretary